NFO WORLDWIDE, INC.
                  INDEX TO FINANCIAL INFORMATION AND SCHEDULES




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Schedule II - Valuation and Qualifying Accounts....................... S-2

                                   SCHEDULE II

                        Valuation and Qualifying Accounts
                                 (In thousands)


Column A                           Column B                 Column C                 Column D            Column E
                                                              (a)                      (b)

                                   Balance at               Additions
                                   Beginning of          charged to costs                                Balance at
Description                          Period                and expenses             Deductions         End of Period
-----------                          ------                ------------             ----------         -------------
Allowance for doubtful acounts:

January 1 -
December 31, 1997                    $     447               $     151              $    127             $     471

January 1 -
December 31, 1996                    $     247               $     243              $     43             $     447

January 1 -
December 31, 1995                    $     237               $      39              $     29             $     247


Notes:

(a)      Column "C(2)" has been omitted as it did not contain any amounts.
(b)      Write off of uncollectible accounts.


                                       S-2